EXHIBIT 10.37
NONQUALIFIED STOCK OPTION AGREEMENT
under the
PHARMION CORPORATION
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
     THIS AGREEMENT is made effective as of the      , 200      , by and between Pharmion Corporation, a Delaware corporation (the “Company”), and           (the “Optionee”).
W I T N E S S E T H:
     WHEREAS, the Optionee is now a Non-Employee Director on the Board of Directors with the Company (qualified as neither an employee nor an officer), and the Company desires to retain the Optionee’s services as a Non-Employee Director and to afford the Optionee the opportunity to acquire ownership of the Company’s common stock, par value $0.001 per share (the “Stock”), so that the Optionee may have a direct proprietary interest in the Company’s success;
     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:
     1. Grant of Options. Subject to the terms and conditions set forth herein and in the Company’s 2001 Non-Employee Director Stock Option Plan (the “Plan”), as amended, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement (the “Grant Date”) and ending ten (10) years from the date hereof (the “Termination Date”), the right and option (the right to purchase any one share of Stock hereunder being an “Option”) to purchase from the Company, at a price of $  per share (the “Exercise Price”), an aggregate of 7,500 shares of Stock (the “Options”).
     2. Limitations on Exercise of Options. Subject to early termination of the Options in the event an Optionee ceases to be a member of the Board for any reason as set forth in Section 3 below and in compliance with the terms and conditions set forth herein, the Options may be exercised only after they vest and only with respect to whole shares. The Options shall vest as follows: 1/4 of the Options on and after the first anniversary of the Grant Date, an additional 1/48 of the Options on the day on and after each of the 13th through the 47th month following the Grant Date and the remainder of the Options on and after the fourth anniversary of the Grant Date.
     3. Termination of Employment. (a) If, prior to the Termination Date, the Optionee shall cease to be employed by the Company by reason of termination by the Company without Cause (as defined in the Plan), Disability (as defined in the Plan), retirement pursuant to the retirement policies of the Company or voluntary termination with the written consent of the Company (each a “Normal Termination”), then (i) all vesting with respect to the Options shall cease, (ii) all unvested Options shall expire as of the date of such Normal Termination, and (iii) the Options that were vested as of the date of such Normal Termination shall remain exercisable until the earlier of the Termination Date or the date that is 90 days after the date of such Normal Termination.
     (b) If the Optionee shall cease to be employed by the Company prior to the Termination Date by reason of death or shall die during the 90-day period in Section 3(a) above, then (i) all vesting with respect to the Options shall cease, (ii) all unvested Options (to the extent not already expired) shall expire as of the date of death, and (iii) all Options that were vested as of the date of death shall remain exercisable by the executor or administrator of the estate of the Optionee or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution (as applicable) until the earlier of the Termination Date or the date that is 12 months after the date of death.
     (c) If the Optionee shall cease to be employed by the Company for any reason other than as set forth in Sections 3(a) and (b) above, the Options (whether vested or unvested) shall expire immediately upon such cessation of employment.
     (d) After the expiration of any exercise period described in either of paragraphs 3(a), 3(b) or 3(c) hereof, the Options shall terminate together with all of the Optionee’s rights hereunder, to the extent not previously exercised.
     4. Method of Exercising Option. (a) The Optionee may exercise any or all of the vested Options (representing whole shares only) by delivering to the Company a written notice signed by the Optionee stating the number of Options that the Optionee has elected to exercise at that time and full payment of the purchase price of the shares to be thereby purchased from the Company. Payment of the purchase price of the shares may be made by cash or a certified or bank cashier’s check payable to the order of the Company, or by such other means as shall be acceptable to the Company in its discretion.
     (b) At the time of exercise, the Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.
     5. Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares with respect to which Options have been so exercised, and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee’s name.
     6. Company; Optionee. (a) The term “Company” as used in this Agreement with reference to employment or service shall include the Company and its subsidiaries. The term “subsidiary” as used in this Agreement shall mean any subsidiary of the Company as defined in Section 424(f) of the Code.
     (b) Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person or persons.
     7. Non-Transferability. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee’s lifetime only by the Optionee. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
     8. Nonqualified Stock Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code.
     9. Rights as Stockholder. The Optionee or a transferee of the Options shall have no rights as a stockholder with respect to any share covered by the Options until the Optionee shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.
     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Board of Directors shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation or any governmental authority.
     11. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to the Optionee at the Optionee’s last known address, as reflected in the Company’s records.
     12. Binding Effect. Subject to Section 6 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
     13. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the state of Colorado, without regard to the principles of conflicts of law thereof.

     14. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.